                                                                       EXHIBIT 4

                                    FORM OF

                         CERTIFICATE OF DESIGNATIONS,
                   PREFERENCES AND RELATIVE, PARTICIPATING.
                          OPTIONAL AND OTHER SPECIAL
                    RIGHTS AND QUALIFICATIONS, LIMITATIONS
                           AND RESTRICTIONS THEREOF
                                      OF
                     CUMULATIVE CONVERTIBLE PARTICIPATING
                                PREFERRED STOCK
                                      OF
                     INTERNATIONAL TECHNOLOGY CORPORATION

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                            OTHER SPECIAL RIGHTS AND
                          QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                      CUMULATIVE CONVERTIBLE PARTICIPATING
                                PREFERRED STOCK

                                       OF

                      INTERNATIONAL TECHNOLOGY CORPORATION

                           _________________________

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                           _________________________

          THE UNDERSIGNED, being, respectively, the President and Secretary of International Technology Corporation, a Delaware corporation (the "Corporation") do hereby certify that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation, as amended, (the "Certificate of Incorporation") and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly called and held on _____________, 1996 adopted the following resolution, which resolution remains in full force and effect on the date hereof:

          RESOLVED, that there is hereby established a series of authorized preferred stock, having a par value of $100 per share, which series shall be designated as "Cumulative Convertible Participating Preferred Stock" (the "Convertible Preferred Stock"), shall consist of 46,375 shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

          1.   Certain Definitions.
               -------------------

          Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          "Affiliate" means (i) with respect to any Person, any other Person
           ---------
that directly or indirectly controls or manages, is controlled or managed by, or is under common control or management with such Person, whether through the ownership of equity interests, by contract or otherwise; and (ii) with respect to an individual, in addition to any Person specified in clause (i), the spouse, any parent or any child of such individual and any trust for the benefit of such individual's spouse, parent or child.

          "Applicable Dividend Rate" means the following per annum percentages
           ------------------------
of Liquidation Preference: (i) zero percent (0%) with respect to dividends payable on the first four Dividend Payment Dates following the Initial Issuance Date, (ii) three percent (3%) with respect to dividends payable on the fifth through eighth Dividend Payment Dates following the Initial Issuance Date, and
(iii) six percent (6%) with respect to dividends payable thereafter.

          "Business Day" means a day other than a Saturday or Sunday or any
           ------------
federal, New York or California holiday.

          "Carlyle Affiliate" means, at any time, any of Carlyle Partners II,
           -----------------
L.P., a Delaware limited partnership, Carlyle Partners III, L.P., a Delaware limited partnership, Carlyle International Partners II, L.P. a Cayman Islands limited partnership, Carlyle International Partners III, L.P., a Cayman Islands limited partnership, C/S International Partners, a Cayman Islands limited partnership, and any of their Affiliates at such time, including, but not limited to, The Carlyle Group, L.P., TC Group LLC and their respective affiliates.

          "Commission" means the United States Securities and Exchange
           ----------
Commission.

          "Common Equity" means all shares now or hereafter authorized of any
           -------------
class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

          "Common Stock" means the common stock, par value $1.00 per share, of
           ------------
the Corporation.

          "Conversion Date" shall have the meaning set forth in subparagraph
           ---------------
5(b) below.

          "Conversion Price" shall initially mean $2.00 and thereafter shall be
           ----------------
subject to adjustment from time to time pursuant to the terms of paragraph 5 below, provided, however, that on the eighth anniversary of the Initial Issue Date, the Conversion Price shall be adjusted to equal one half of the then current Conversion Price per share of Common Stock, subject thereafter to further adjustment pursuant to paragraph 5 below.

          "Convertible Exchangeable Preferred Stock" means the 7% Cumulative
           ----------------------------------------
Convertible Exchangeable Preferred Stock, $100 par value per share, of the Corporation.

          "Convertible Exchangeable Preferred Stock Certificate of Designation"
           -------------------------------------------------------------------
means the Certificate of Designation of the 7% Cumulative Convertible Exchangeable Preferred Stock, $100 par value per share, of the Corporation.

          "Convertible Preferred Stock" has the meaning set forth in paragraph 2
           ---------------------------
below.

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          "Current Market Price" means, for a share of Common Stock on any date,
           --------------------
the average of Quoted Prices for thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days before the date in question.

          "Director" means a member of the Corporation's Board of Directors.
           --------

          "Dividend Payment Date" has the meaning set forth in subparagraph 3(c)
           ---------------------
below.

          "Dividend Period" means the period from, and including, the Initial
           ---------------
Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, each Dividend Payment Date to, but not including, the next Dividend Payment Date.

          "Five Year Period" means the period commencing on the Initial Issue
           ----------------
Date and ending on the fifth anniversary of the Initial Issue Date.

          "Initial Issue Date" means the date that shares of Convertible
           ------------------
Preferred Stock are first issued by the Corporation.

          "Junior Stock" means Common Equity, and any class or series of stock
           ------------
of the Corporation authorized after the Initial Issue Date which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Cumulative Preferred Stock and any other Parity Stock shall have been so paid or declared and set apart for payment, and for purposes of paragraph 4 below, shall mean Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Convertible Preferred Stock and any other Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

          "Liquidation Preference" shall mean $1,000 per share.
           ----------------------

          "Market Capitalization" means, as of any date, the product of the
           ---------------------
Current Market Price of the Common Stock as of such date multiplied by the number of shares of Common Stock outstanding as of such date.

          "Non-Preferred Stock Director" means a Director of the Corporation
           ----------------------------
other than a Preferred Stock Director.

          "Parity Stock" means, for purposes of paragraph 3 below, the
           ------------
Convertible Exchangeable Preferred Stock, and any other class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Convertible Preferred Stock without preference or priority of one over the other and, for purposes of paragraph 4 below, shall mean the Convertible Exchangeable Preferred Stock and any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Convertible Preferred Stock without preference or priority of one over the other.

          "Person" means any individual, corporation, association, partnership,
           ------
joint venture, limited liability company, trust, estate or other entity or corporation.

          "PIK Dividends" has the meaning set forth in subparagraph 3(b) below.
           -------------

          "Preferred Stock Director" has the meaning set forth in paragraph 7(d)
           ------------------------
below.

          "Quoted Price" means, with respect to Common Stock, the last reported
           ------------
sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations System -- National Market System, or, if the Common Stock is listed or admitted for trading on a securities exchange, the last reported sales price of the Common Stock on the principal exchange on which the Common Stock is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors (by a vote of the majority of the Non-Preferred Stock Directors), of the Corporation shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by holders of a majority of the shares of Convertible Preferred Stock then outstanding, and any dispute shall be resolved at the Corporation's cost, by the determination of an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Convertible Preferred Stock, which determination shall be made in good faith and be conclusive absent manifest error; provided, however, that in the event that the determination of the Quoted Price by the investment banking firm deviates by no more than 5% from the Company's determination of the Quoted Price, then the cost to the Corporation of the retention of the investment banking firm shall be borne by the holders of the Convertible Preferred Stock challenging the Corporation's determination.

          "Record Date" means the date designated by the Board of Directors of
           -----------
the Corporation at the time a dividend is declared; provided, however, that such Record Date shall not be more than sixty (60) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

          "Redemption Date" means any date fixed by the Corporation pursuant to
           ---------------
subparagraph 6(b) for redemption of the Convertible Preferred Stock.

          "Redemption Price" means a price per share equal to the Liquidation
           ----------------
Preference per share, plus an amount equal to all cumulative dividends accrued and unpaid on such share to the Redemption Date.

          "Rights" means any rights, options or warrants entitling a holder
           ------
thereof to substitute for or purchase any share of Common Stock of the Corporation.

          "Trading Day" means, with respect to any security, any day on which
           -----------
any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

          2.   Number of Shares and Designation.  46,375 shares of the preferred
               --------------------------------
stock, $100 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as Cumulative Convertible Participating Preferred Stock (the "Convertible Preferred Stock").

          3.   Dividends.
               ---------
               (a) The record holders of Convertible Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for payment of dividends. Such dividends shall be payable by the Corporation at the Applicable Dividend Rate.

               (b) Dividends on the Convertible Preferred Stock payable during the period beginning on the first Dividend Payment Date on or following the first anniversary of the Initial Issue Date and ending on the first Dividend Payment Date on or following the second anniversary of the Initial Issue Date, shall be paid in fully paid and nonassessable shares of Convertible Preferred Stock (such dividends paid in kind being herein called "PIK Dividends"). Dividends on the Convertible Preferred Stock payable thereafter shall be paid in cash. Dividends of additional shares of Convertible Preferred Stock shall be paid by delivering to the record holders of Convertible Preferred Stock a number of shares of Convertible Preferred Stock determined by dividing the total amount of the cash dividend which otherwise would be payable on the Dividend Payment Date to such holders (rounded to the nearest whole cent) by the Liquidation Preference. The issuance of any such PIK Dividend in such amount shall constitute full payment of such dividend. The Corporation shall not issue fractional shares of Convertible Preferred Stock to which holders may become entitled pursuant to this subparagraph, but in lieu thereof, the Corporation shall deliver its check in an amount equal to the applicable fraction of the Liquidation Preference. Any additional shares of Convertible Preferred Stock issued pursuant to this paragraph shall be governed by this resolution and shall be subject in all respects, except as to the date of issuance and date from which dividends accrue and cumulate as set forth below, to the same terms as the shares of Convertible Preferred Stock originally issued hereunder.

               (c) Dividends on shares of Convertible Preferred Stock shall accrue and be cumulative from and including the Initial Issue Date to and including the date on which such shares shall have been converted into Common Stock or redeemed pursuant to paragraph 6 hereof. Such dividends shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors of the Corporation on _________, ___________, ___________, and __________ of each year [NOTE: THE
FOREGOING DATES WILL BE AT QUARTERLY INTERVALS FROM THE CLOSING DATE] (a "Dividend Payment Date"), commencing on ____________, 1997, and for shares paid as PIK Dividends, commencing on the first Dividend Payment Date after such shares are issued. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such

Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Convertible Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual dividend at the Applicable Dividend Rate set forth in subparagraph 3(a) above. Dividends shall be paid to the holders of record of the Convertible Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety
(90) day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be added (solely for the purpose of calculating dividends payable on the Convertible Preferred Stock) to the Liquidation Preference of the Convertible Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the rate set forth in subparagraph 3(a) above until such accrued and unpaid dividends have been paid in full.

               (d) So long as any shares of Convertible Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power (except as currently required pursuant to the terms of the Corporation's 401(k) plan, Non-Employee Directors Retirement Plan or any other similar plan or program for employees and/or directors, whether now existing or hereafter created, that provides for actions that would not otherwise be permitted under this subparagraph (d)) nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless (i) all dividends to which the holders of Convertible Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money or PIK Dividends, as applicable (as provided in subparagraph 3(b)) sufficient for the payment thereof has been set apart and (ii) the holders of at least sixty-seven percent (67%) of all of the outstanding shares of Convertible Preferred Stock have given their consent to the payment of such dividends (given in person or by proxy, either by written consent pursuant to section 228 of the Delaware General Corporation Law or by a vote at a special meeting of stockholders called for such purpose or at any annual meeting of stockholders, with the holders of Convertible Preferred Stock voting as a class and with each share of Convertible Preferred Stock having one vote). In addition, in the event that the Corporation declares or pays any dividend or other distribution on the Common Stock (other than a dividend payable solely in shares of Common Stock), the Corporation shall, at the time of such declaration and payment, declare and pay a dividend or other distribution on the Convertible Preferred Stock consisting of the dividend or distribution that would have been payable on the shares of Common Stock had the Cumulative Preferred Stock been converted into Common Stock immediately prior to the date on the record date for such dividend or distribution, or, if no such record was taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution were determined. Any such dividend or distribution declared, or required to be declared or to be paid, on the Cumulative Preferred Stock shall be deemed to have "accrued" on the Preferred Stock for all purposes of this Paragraph 3 and shall remain an "accrued dividend" on the Cumulative Preferred Stock for all purposes of this Section until paid.

               (e) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Convertible Preferred Stock and of any Parity Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Convertible Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

               (f) Notwithstanding anything contained herein to the contrary, no dividends on shares of Convertible Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          4.   Distributions Upon Liquidation, Dissolution or Winding Up.
               ---------------------------------------------------------

               (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors of the Corporation an amount per share equal to the Liquidation Preference plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding up. Except as provided in this paragraph, holders of Convertible Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

               (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Convertible Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of the Corporation or the proceeds thereof shall be ratably distributed among the holders of Convertible Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be entitled if all amounts payable thereon were paid in full. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity for cash, securities or other property shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 4.

               (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the shares of Convertible Preferred stock at their address as the same shall appear in the records of the Corporation.

          5.   Conversion Rights.
               -----------------

               (a) A holder of shares of Convertible Preferred Stock shall have the right, at such holder's option, to convert all or any portion of its shares of Convertible Preferred Stock into Common Stock at any time before the close of business on the Business Day preceding the Redemption Date (unless the Corporation shall default in payment of the Redemption Price, in which case, the right of conversion shall be reinstated). For the purposes of conversion, each share of Convertible Preferred Stock shall be valued at the Liquidation Preference plus all accrued and unpaid dividends through the Conversion Date, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion. Immediately following such conversion, the rights of the holders of converted Convertible Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Convertible Stock shall be treated for all purposes as having become the owners of such Common Stock.

               (b) To convert Convertible Preferred Stock, a holder must (i) surrender the certificate or certificates evidencing the shares of Convertible Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Convertible Preferred Stock, if any, (ii) notify the Corporation at such office that he elects to convert Convertible Preferred Stock, and the number of shares he wishes to convert, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required (provided, however, that no such payment shall be required if the Common Stock issuable upon conversion is to be issued in the name of the converting holder of Convertible Preferred Stock). In the case of lost or destroyed certificates evidencing ownership of shares of Convertible Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction, and such indemnity as shall be reasonably required by the Corporation. In the event that a holder fails to notify the Corporation of the number of shares of Convertible Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Corporation shall deliver or shall deliver through its transfer agent a certificate for the number of full shares of Common Stock issuable upon the conversion, a check for any fractional share and a new certificate representing the unconverted portion, if any, of the shares of Convertible Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. All shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares
                                               ---- -----
of Common Stock outstanding from time to time. In the case of Convertible Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the holder of such Convertible Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of paragraph 5(a)). No other payment or adjustment for dividends, or for any dividends in respect of shares of Common Stock shall be made upon conversion. Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Conversion Date. If a holder of Convertible Preferred Stock converts more than one share at a time the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Convertible Preferred Stock converted.

               (c) The Corporation shall not issue a fractional share of Common Stock upon conversion of Convertible Preferred Stock. Instead, the Corporation shall deliver a check for an amount equal to the value of the fractional share. The value of a fraction of a share is determined by multiplying the Current Market Price of the Common Stock as of the Conversion Date by the fraction, rounded to the nearest cent.

               (d) A holder delivering Convertible Preferred Stock for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Common Stock on conversion but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Common Stock. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid.

               (e) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Convertible Preferred Stock in full. All shares of Common Stock which may be issued upon conversion of Convertible Preferred Stock shall be fully paid and nonassessable. The Corporation will use its best efforts to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Convertible Preferred Stock and will use its best efforts to list such shares on each national securities exchange on which the Common Stock is listed.

               (f)  If the Corporation:

                    (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Equity;

                    (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                    (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

                    (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price and the number and kind of shares of capital stock of the Company issuable upon conversion (as in effect immediately prior to such action) shall be proportionately adjusted so that the holder of Convertible Preferred Stock thereafter converted may receive for the same aggregate Conversion Price the aggregate number and kind of shares of capital stock of the Corporation that he would have owned immediately following such action if he had converted Convertible Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Convertible Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the Conversion Price between the classes of capital stock. After such allocation, the conversion rights and the Conversion Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subparagraph 5(f).

               (g) If the Corporation distributes any Rights to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Current Market Price per share on the date of distribution of such Rights, the Conversion Price shall be adjusted in accordance with the formula:

                                NxP
                                ---
                     C'= C x O + M
                             -----
                             O + N
where:

      C'  =   the adjusted Conversion Price.
      C   =   the then current Conversion Price.
      O   =   the number of shares of Common Stock outstanding on the record date.
      N   =   the number of additional shares of Common Stock offered.
      P   =   the offering price per share of the additional shares of Common
              Stock.
      M   =   the Current Market Price per share of Common Stock on the record date.

The adjustment shall be made successively whenever any such Rights are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such Rights. If at the end of the period during which such Rights are exercisable, not all Rights shall have been exercised, the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

               (h) If the Corporation distributes to all holders of shares of its Common Stock (i) any shares of any class of capital stock of the Corporation other than its Common Equity, (ii) any evidence of indebtedness or other securities of the Corporation or any subsidiary of the Corporation, or (iii) cash or any other assets of the Corporation (including securities, but excluding
(x) those dividends, Rights and distributions referred to above in subparagraphs 5(f) and 5(g) and in subparagraphs 5(i) and 5(j), (y) dividends and distributions paid exclusively in cash and (z) distributions upon mergers or consolidations to which paragraph 5(m) applies), the Conversion Price shall be adjusted in accordance with the formula:

                     C'= C x M - F
                             -----
                               M

where:
      C'  =   the adjusted Conversion Price.
      C   =   the then current Conversion Price.
      M   =   the Current Market Price per share of Common Stock on the record date mentioned below.
      F   =   the fair market value on the record date of the capital stock, indebtedness, other securities, cash or assets distributed per share of Common Stock.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

               (i) If the Corporation issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Corporation issues such additional shares, the Conversion Price shall be adjusted in accordance with the formula:

                                 P
                                 -
                     C'= C x O + M
                             -----
                               A
where:

      C'  =   the adjusted Conversion Price.
      C   =   the then current Conversion Price.
      O   =   the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.
      P   =   the aggregate consideration received for the issuance of such additional shares.
      M   =   the Current Market Price per share on the date of issuance of such additional shares.
      A   =   the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This subparagraph 5(i) does not apply to (i) any transaction or issuance described in subparagraphs 5(f), 5(g) or 5(h) above or subparagraph 5(j) below, (ii) the conversion of Convertible Preferred Stock or Convertible Exchangeable Preferred Stock, or the exercises of the warrants to purchase Common Stock issued to Carlyle Affiliates on the Initial Issue Date, or the conversion, exchange or exercise of other securities whose issuance was the subject of an adjustment pursuant to subparagraph 5(g) or

5(h) above or subparagraph 5(j) below, (iii) Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise by covered by this subparagraph 5(i), but only to the extent that (x) such shares are issued pursuant to employee stock options with an exercise price not less than the Current Market Price on the date of issuance of such option or (y) the aggregate number of shares otherwise excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by clause (iii) of subparagraph 5(j) below) and issued after the Initial Issue Date do not exceed 5% of the Common Stock outstanding at the time of any such issuance, (iv) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

               (j) If the Corporation issues any Rights (other than Convertible Preferred Stock or securities issued in transactions described in subparagraph 5(g) or 5(h) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such Rights that is less than the Current Market Price per share on the date of issuance of such Rights, the Conversion Price shall be adjusted in accordance with the formula:

                                 P
                                 -
                     C'= C x O + M
                             -----
                             O + D
where:

      C'  =   the adjusted Conversion Price.
      C   =   the then current Conversion Price.
      O   =   the number of shares of Common Stock outstanding immediately prior to the issuance of such Rights.
      P   =   the aggregate consideration received for the issuance of such
              Rights.
      M   =   the Current Market Price per share of Common Stock on the date of issuance of  such Rights.
      D   =   the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such Rights at the initial conversion, exchange or exercise rate.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such Rights has not been issued when such Rights are no longer outstanding, then the Conversion Price shall promptly be readjusted to the Conversion Price that would then be in effect had the adjustment upon the issuance of such Rights been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such Rights. This subparagraph 5(j) does not apply to (i) the issuance of any such securities to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (ii) the issuance of any such securities in a bona fide public offering pursuant to a firm commitment underwriting, (iii) the issuance of any such securities to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such securities would otherwise by covered by this subparagraph 5(j) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause (iii)(y) of subparagraph 5(i) above) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance), or
(iv) shares issued as PIK Dividends.

               (k) In case the Corporation or any of its subsidiaries shall, by dividend or otherwise, make distributions exclusively in cash (excluding any cash that is distributed upon a merger or consolidation to which Section 5(m) applies or as part of a distribution covered by Section 5(h)) to all the holders of Common Stock in an aggregate amount that, combined together with (i) the aggregate amount of all other such all-cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 5(k) or Section 5(l) has been made and (ii) the aggregate of any cash plus the fair market value of other consideration payable in respect of any tender or exchange offer or other stock repurchase program by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 5(k) or Section 5(l) has been made exceeds 12.5% of the Corporation's Market Capitalization on the record date for such distribution then, and in each such case, immediately after the close of business on such date of such determination, the Conversion Price shall be adjusted in accordance with the formula:

                     C'= C x M - E
                             -----
                               M
where:

      C'  =   the adjusted Conversion Price.
      C   =   the then current Conversion Price.
      M   =   the Current Market Price per share of Common Stock on the date fixed for determination times the number of shares of Common
              Stock outstanding on such date.
      E   =   the total amount of cash to be distributed at such time to holders of Common Stock.

               (l) In the case of the consummation of a tender offer, exchange offer (other than an odd-lot offer) or other stock repurchase program made by the Corporation or any subsidiary thereof for all or any portion of the Common Stock involving the payment by the Corporation or such subsidiary of an aggregate consideration that, together with (i) any cash or other consideration payable in a tender offer, exchange offer or other stock repurchase program by the Corporation or any of its subsidiaries for Common Stock consummated within 12 months preceding the consummation of such tender offer, exchange offer or other stock repurchase program (the

"Expiration Time") in respect of which no adjustment has been made pursuant to this paragraph 5(l) or Section 5(k) and (ii) the aggregate amount of all such all-cash distributions referred to in Section 5(k) above to all holders of Common Stock within the 12 months preceding such Expiration Time in respect of which no adjustments have been made, exceeds 12.5% of the Corporation's Market Capitalization as of the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced in accordance with the formula:

                     C'= C x M - E
                             -----
                               N

where:

      C'  =   the adjusted Conversion Price.
      C   =   the then current Conversion Price.
      M   =   the Current Market Price per share of Common Stock on the
              Trading Day next succeeding the Expiration Time times the number of shares of Common Stock outstanding at the Expiration Time
              (including any tendered, exchanged or purchased shares).
      N   =   the Current Market Price per share of Common Stock on the
              Trading Day next succeeding the Expiration Time times the number of shares of the Common Stock outstanding at the Expiration
              Time, less any shares purchased in such tender offer, exchange offer or other stock repurchase program.
      E   =   the fair market value of the aggregate consideration payable to stockholders upon consummation of such tender offer, exchange offer or other stock repurchase program.

The reduction shall become effective immediately prior to the opening of business on the day following the Expiration Time.

               (m) In case of any consolidation, amalgamation, arrangement or merger of the Corporation with or into another Person or any merger of another Person with or into the Corporation (other than a transaction to which paragraph 5(f) applies), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, each share of Convertible Preferred Stock then outstanding will, without the consent of the holder of any Convertible Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock (and other securities, if applicable) into which such Convertible Preferred Stock was convertible immediately prior thereto (assuming such holder of Common Stock (and other securities, if applicable) failed to exercise any rights of election and that such Convertible Preferred Stock was then convertible). Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental agreement so providing and further providing for adjustments which shall be as equivalent as may be practicable to the adjustments provided for in this Section.

               (n) In addition, in the event that any other transaction or event occurs as to which the foregoing adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights represented by the Convertible Preferred Stock in accordance with the essential intent and principles of such provisions, then, in each such case, either (i) the Corporation shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Corporation or any of subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Corporation, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Corporation or any of its subsidiaries, which will give their opinion upon or (ii) the Board of Directors (by a majority of the Non-Preferred Stock Directors) shall determine, consistent with such directors' fiduciary duties to the Corporation's stockholders, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing conversion price adjustment provisions, necessary to preserve, without dilution, the conversion rights represented by the Convertible Preferred Stock. Upon receipt of such opinion or determination, the Corporation shall promptly mail a copy thereof to the holders of the Convertible Preferred Stock and will make the adjustments described therein.

               (o) For purposes of any computation respecting consideration received pursuant to a transaction described or contemplated by this paragraph 5, the following shall apply:

                   (i) in case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                   (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof);

                   (iii) whenever this Certificate of Designation calls for the determination of "fair market value," such fair market value shall be determined in good faith by the Board of Directors (by a majority of the Non-Preferred Stock Directors) as evidenced by a written resolution thereof, and subject to the provisions of subparagraph 5(v) below; and

                   (iv) in the case of the issuance of Rights, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such Rights plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subparagraph 5(o)).

               (p) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments which by reason of this subparagraph (p) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 5 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

               (q) No adjustment in the Conversion Price need be made under this paragraph 5 for (i) rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, or (ii) any change in the par value or no par value of the Common Stock. The Corporation shall take no action that would cause any adjustment under this paragraph 5 that would reduce the Conversion Price below the par value of the Common Stock. If an adjustment is made to the Conversion Price upon the establishment of a record date for a distribution subject to subparagraphs 5(g) or 5(h) above and if such distribution is subsequently canceled, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the Conversion Price which would have been in effect if such record date had not been fixed. No adjustment in the Conversion Price need be made under subparagraphs 5(h), 5(k) and 5(l) above if the Corporation issues or distributes to each holder of Convertible Preferred Stock the shares of capital stock, evidences of indebtedness, other securities of the Corporation or any subsidiary of the Corporation, assets, Rights or cash, referred to in those subparagraphs that each holder would have been entitled to receive had Convertible Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

               (r) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Convertible Preferred Stock, first class, postage prepaid, a notice of the adjustment and a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to subparagraph 5(v) below, the certificate shall be conclusive evidence that the adjustment is correct.

               (s) The Corporation from time to time may, by a vote of the Board of Directors (by a majority of the Non-Preferred Stock Directors) reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is so reduced, the Corporation shall mail to holders of Convertible Preferred Stock a notice of the reduction. The Corporation shall mail the notice first class, postage prepaid, at least 20 days before the date the reduction in the Conversion Price is to take effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price pursuant to this subparagraph 5(s) does not change or adjust the Conversion Price otherwise in effect for purposes of subparagraphs 5(f), 5(g), 5(h), 5(i), 5(j), 5(k) and 5(l) above.

               (t)  If:

                    (i) the Corporation takes any action that would require an adjustment in the Conversion Price pursuant to subparagraph 5(g) or 5(h) above, or clause (iv) of subparagraph 5(f) above;

                    (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

                    (iii) there is a dissolution or liquidation of the Corporation;

     a holder of Convertible Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the Rights, assets or securities which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders a notice, first class, postage prepaid, stating the proposed record or effective date, as the case may be. The Corporation shall mail such notice at least twenty
     (20) days before such date. Failure to mail the notice or any defect in such notice shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this subparagraph 5(t).

               (u) In any case in which this paragraph 5 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of the event triggering the adjustment (i) the issuance to the holder of any shares of Convertible Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a check for any remaining fractional shares of Common Stock as provided in subparagraph 5(c) above; provided, however, that the Company shall deliver to
                            --------  -------
such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares and cash upon the occurrence of the event requiring the adjustment.

               (v) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors (including by a majority of the Non-Preferred Stock Directors) must make pursuant to this paragraph 5 shall be conclusive. Whenever the Corporation or its Board of Directors (including by a majority of the Non-Preferred Stock Directors) shall be required to make a determination under this paragraph 5, such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of the shares of Convertible Preferred Stock then outstanding (with any shares held by the Corporation or any of its Affiliates not being considered to be outstanding for purposes of this Certificate of Designation), and any dispute shall be resolved, at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Convertible Preferred Stock; provided, however, that in the event the determination by such investment
- --------  -------
banking firm deviates by no more than 5% from the Corporation's determination, then the cost to the Corporation of the retention of the investment banking firm shall be borne by the holders of the Convertible Preferred Stock challenging the Corporation's determination.

               (w) All shares of Convertible Preferred Stock converted pursuant to this paragraph 5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than Convertible Preferred Stock.

               (x) In the event that all holders of Convertible Exchangeable Preferred Stock shall not have waived their rights that accrue pursuant to
Section 8 of the Convertible Exchangeable Preferred Stock Certificate of Designations as a result of the Company's issuance of Convertible Preferred Stock on the Initial Issuance Date, then (i) the Company shall send to the holders of the Convertible Exchangeable Preferred Stock not providing such waiver, as promptly as possible following the Closing Date, the Special Conversion Notice (as defined in the Convertible Exchangeable Preferred Stock Certificate of Designation) and (ii) upon expiration of the forty-five (45) day period following the provision of such Special Conversion Notice, the Conversion Price shall be adjusted in accordance with the following formula to adjust for the effects of the conversion of Convertible Exchangeable Preferred Stock at the Special Conversion Price (as defined in the Convertible Exchangeable Preferred Stock Certificate of Designation):

                     C'= C x (O/(O + P - ((D/0.135)/X)))

where:

      C'  =   the adjusted Conversion Price.
      C   =   the then current Conversion Price.
      O   =   the number of shares of Common Stock outstanding immediately prior to the conversion of shares of Convertible Exchangeable
              Preferred Stock into Common Stock at the Special Conversion
              Price.
      P   =   the number of shares of Common Stock issued upon conversion of shares of Convertible Exchangeable Preferred Stock at the Special
              Conversion Price.
      D   =   the amount of annual dividends payable on the shares of
              Convertible Exchangeable Preferred Stock converted into Common
              Stock at the Special Conversion Price.
      X   =   the regular Conversion Price of the Convertible Exchangeable
              Preferred Stock (i.e., $5.84).

          6.   Redemption by the Corporation.
               -----------------------------

               (a) The Convertible Preferred Stock may be redeemed in whole, but
not in part, at any time after          , 2003 at the option of the Corporation,
as determined by the Board of Directors (by a majority of the Non-Preferred Stock Directors), at the Redemption Price. If the Redemption Date is on or after a Record Date and on or before the related Dividend Payment Date, the dividend payable shall be paid to the holder in whose name the Convertible Preferred Stock is registered at the close of business on such record date.

               (b) Notice of any redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the Redemption Date, by first class mail, postage prepaid, to all holders of record of the Convertible Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Convertible Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Convertible Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the place or places in the United States where certificates for such shares are to be surrendered for payment of the Redemption Price; (iv) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (v) the Conversion Price;
(viii) that Convertible Preferred Stock called for redemption may be converted at any time before the close of business on the Redemption Date; and (vi) that holders of Convertible Preferred Stock must satisfy the requirements of paragraph 5 above if such holders desire to convert such shares. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

               (c) If notice has been mailed in accordance with subparagraph 6(b) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Convertible Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Convertible Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price.

               (d) Any funds deposited with a bank or trust Corporation for the purpose of redeeming Convertible Preferred Stock shall be irrevocable except that:

                   (i) the Corporation shall be entitled to receive from such bank or trust Corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                   (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Convertible Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

               (e) No Convertible Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

               (f) All shares of Convertible Preferred Stock redeemed pursuant to this paragraph 6 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Convertible Preferred Stock.

          7.   Voting Rights.
               --------------
          In addition to any voting rights provided by law, the holders of shares of Convertible Preferred Stock shall have the following voting rights:

               (a) So long as any shares of the Convertible Preferred Stock remain outstanding, each share of Convertible Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock (except during the Five Year Period with respect to the election of the Non-Preferred Stock Directors), voting together with the Common Stock as a single class (together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Corporation. In any vote with respect to which the Convertible Preferred Stock shall vote with the holders of Common Stock as a single class together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock, each share of Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock is convertible on the date of such vote. Such voting right of the holders of the Convertible Preferred Stock may be exercised at any annual meeting of stockholders, any special meeting of stockholders, or by written consent of the minimum number of shares required to take such action pursuant to Section 228 of the Delaware General Corporation.

               (b) On any matter on which the holders of Convertible Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless Delaware law or this Certificate of Designations requires approval by a higher percentage.

               (c) During such time as any shares of Convertible Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the issued and outstanding shares of Convertible Preferred Stock voting together as a separate class, (i) create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any class or series of shares ranking on a parity with or prior to the Convertible Preferred Stock, either as to dividends or redemption or upon voluntary or involuntary liquidation, dissolution or winding up, (ii) increase the authorized shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of Convertible Preferred Stock, except for the issuance of PIK Dividends in accordance with Section 3(b), (iii) amend, alter, waive the application of, or repeal (whether by merger, consolidation or otherwise) any provision of the Certificate of Incorporation of the Corporation, enter into any agreement or take any other corporate action which in any manner would alter, change, or otherwise adversely affect the powers, rights or preferences of the Convertible Preferred Stock, (iv) effect the reorganization, recapitalization, liquidation, dissolution or winding up of the Corporation, or the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation, or the merger or consolidation of the Corporation with or into any other corporation, if such transaction in any manner would alter, change or otherwise adversely affect the powers, rights, or preferences of the Convertible Preferred Stock or
(v) take any action which would cause a dividend or other distribution to be deemed to be received by the holders of the Convertible Preferred Stock for federal income tax purposes unless such dividend or other distribution is actually received by such holders.

               (d) Unless and until Carlyle Affiliates cease collectively to beneficially own shares of capital stock having 20% or more of the votes that may be cast generally at annual or special meetings of stockholders, then the number of Directors comprising the Board of Directors shall at all times be an odd number, and the holders of Convertible Preferred Stock, voting separately as a class, shall have the exclusive right to elect (i) during the Five Year Period, the smallest number of Directors that constitutes a majority of the Board of Directors and (ii) subsequent to the Five Year Period, the greatest number of Directors that constitutes a minority of the Board of Directors (each such Director, a "Preferred Stock Director") at any special meeting of stockholders called for such purpose, at each annual meeting of stockholders and in any written consent of stockholders pursuant to Section 228 of the Delaware General Corporation Law. So long as the holders of the Convertible Preferred Stock have the right to elect Preferred Stock Directors pursuant to the preceding sentence, then (i) during the Five Year Period, the holders of the Common Stock, voting separately as a class, will have the exclusive right (subject to the rights of the holders of Convertible Exchangeable Preferred Stock pursuant to Section 10 of the Convertible Exchangeable Preferred Stock Certificate of Designations) to elect the Non-Preferred Stock Directors and (ii) subsequent to the Five Year Period (subject to the rights of the holders of Convertible Exchangeable Preferred Stock pursuant to Section 10 of the Convertible Exchangeable Preferred Stock Certificate of Designations) each share of Convertible Preferred Stock shall entitle the holder thereof to vote, together with the Common Stock as a single class (together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock) for the election of the Non-Preferred Stock Directors at any such meeting and in any written consent of stockholders pursuant to Section 228 of the Delaware General Corporation Law. From and after the date on which Carlyle Affiliates cease collectively to beneficially own shares of capital stock having 20% or more of the votes that may be cast generally at annual or special meetings of stockholders, the right of the holders of the Convertible Preferred Stock to elect the Preferred Stock Directors shall terminate in the manner set forth in subparagraph 7(e) and each share of Convertible Preferred Stock shall thereafter entitle the holder thereof to vote together with the Common Stock as a single class (together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock) for the election of all directors of the Corporation as provided in subparagraph 7(a) (subject to the provisions of subparagraph 7(f) below and Section 10 of the Convertible Exchangeable Preferred Stock Certification of Designations).

               (e) The Preferred Stock Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporate Law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors, by majority vote, may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporation Law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Convertible Preferred Stock to vote for and elect Preferred Stock Directors as herein provided, the Preferred Stock Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term. Only Non-Preferred Stock Directors shall have the right to vote in the election of any person to fill any vacancy created by the death, resignation, retirement, disqualification or removal from office or otherwise of any Non-Preferred Stock Director and all such rights with respect to the Non-Preferred Stock Directors shall be exercised for and on behalf of the Board of Directors by a majority of the Non-Preferred Stock Directors. This subparagraph
(e) may not be amended without (x) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and (y) the affirmative vote of the holders of a majority of the outstanding shares of Convertible Preferred Stock.

               (f) (i) Whenever, at any time or times when the Convertible Preferred Stock is no longer entitled to elect Preferred Stock Directors pursuant to subparagraph 7(d), dividends payable on the shares of Preferred Stock at the time outstanding shall be cumulatively in arrears for six Dividend Periods (whether or not consecutive), the holders of Convertible Preferred Stock shall have the exclusive right, voting separately as a class with holders of shares of any Parity Stock upon which like voting rights have been conferred and are exercisable (the Convertible Preferred Stock and any such Parity Stock, collectively for purposes of this subparagraph 7(f), the "Defaulted Preferred Stock"), to elect two Directors at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided,
                                                                    --------
however, that if such voting rights shall become vested more than 90 days or
- -------
less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Defaulted Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Defaulted Preferred Stock as set forth in clauses (ii) and
(iii) of this subparagraph 7(f). At elections for such Directors, each holder of Preferred Stock shall be entitled to one hundred votes for each share held (the holders of shares of any other series of Defaulted Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Defaulted Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Defaulted Preferred Stock as hereinafter set forth. The right of holders of Defaulted Preferred Stock, voting separately as a class without regard to series, to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on Defaulted Preferred Stock shall have been paid or declared and funds set aside for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                    (ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Defaulted Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing Directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

                    (iii) At any time when such voting right shall have vested in the holders of shares of Defaulted Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of holders of record of 10% of the voting power represented by the shares of such Defaulted Preferred Stock then outstanding, addressed to the Treasurer of the Corporation, call a special meeting of holders of shares of such Defaulted Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Treasurer of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Treasurer of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Treasurer of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the voting power represented by the shares of Defaulted Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Defaulted Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

                    (iv) The directors elected pursuant to this subparagraph 7(f) shall serve until the earlier of (i) the next annual meeting or until their respective successors shall be elected and shall qualify or (ii) until such time as all dividends accumulated on Defaulted Preferred Stock shall have been paid or declared and funds set aside for payment in full; any Director elected by the holders of Defaulted Preferred Stock may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the voting power of the outstanding shares of the Defaulted Preferred Stock who were entitled to participate in such election of directors, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and Bylaws of the Corporation. If the office of any Director elected by the holders of Defaulted Preferred Stock, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Director elected by the holders of Defaulted Preferred Stock, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Defaulted Preferred Stock to vote for directors as herein provided, the term of office of all Directors then in office elected by the holders of Defaulted Preferred Stock, voting as a class, shall terminate immediately. Whenever the terms of office of the Directors elected by the holders of Defaulted Preferred Stock, voting as a class, shall so terminate and the special voting powers vested in the holders of Defaulted Preferred Stock shall have expired, the number of Directors shall be such number as may be provided for in the Bylaws or Certificate of Incorporation irrespective of any increase made pursuant to the provisions of this subparagraph 7(f).

          8.   Exclusion of Other Rights. Except as may otherwise be required by
               -------------------------
law, the shares of Convertible Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Convertible Preferred Stock shall have no preemptive or subscription rights in respect of any securities of the Corporation.

          9.   Financial Statements.
               --------------------

               (a) Whether or not required by the rules and regulations of the Commission, so long as any shares of Convertible Preferred Stock are outstanding, the Corporation shall furnish to the holders of Convertible Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Convertible Preferred Stock remains outstanding, the Corporation shall furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

               (b) The Corporation shall, so long as any of the shares of Convertible Preferred Stock are outstanding, deliver to the holders of Convertible Preferred Stock, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Certificate of Designations, an Officers' Certificate specifying such default and what action the Corporation is taking or proposes to take with respect thereto.

          10.  Ranking. With regard to rights to receive dividends, redemption
               -------
payments and distributions upon liquidation, dissolution or winding up of the Corporation, the Convertible Preferred Stock shall rank pari passu with any
                                                        ---- -----
Parity Stock and senior to the Common Stock and any other equity securities or other securities into which any convertible indebtedness is convertible which are issued by the Corporation after the date of this Certificate of Designation. The Convertible Preferred Stock shall not be subject to the creation of capital stock senior with regards to the right to receive dividends, redemption payments and distribution upon liquidation, dissolution or winding up of the Corporation.

          11.  Modification and Waiver.
               -----------------------

               (a) Except as otherwise provided above, the terms of this Certificate of Designation may be amended and the rights hereunder may be waived with the consent of holders of a majority of the shares of the Convertible Preferred Stock then outstanding, provided, that no such
                                  --------
modification or waiver shall change the dividend rights or the terms for conversion of the Convertible Preferred Stock without the consent of each holder of Convertible Preferred Stock.

               (b) The Convertible Preferred Stock shall also be subject to the miscellaneous provisions regarding the Corporation's preferred stock set forth in the Certificate of Incorporation, as amended.

          12.  Headings of Subdivisions.  The headings of the various
               ------------------------
subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          13.  Severability of Provisions. If any voting powers, preferences and
               --------------------------
relative, participating, optional and other special rights of the Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Convertible Preferred Stock and any qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Convertible Preferred Stock or qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Convertible Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Convertible Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

          14.  Record Holders.  The Corporation and the transfer agent for the
               --------------
Convertible Preferred Stock may deem and treat the record holder of any shares of Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the transfer agent shall be affected by any notice to the contrary.

          15.  Notice.  Except as may otherwise be provided for herein, all
               ------
notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section 5(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Corporation, to its offices at 23456 Hawthorne Boulevard, Torrance, California 90505 Attention:
Secretary or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Convertible Preferred Stock, to such holder at the address of such holder of the Convertible Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Preferred Stock); or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by [NAME AND TITLE OF OFFICER] and attested by [NAME OF SECRETARY]
its secretary, this      day of           , 199 .
                    ----        ----------     -

                                       INTERNATIONAL TECHNOLOGY CORPORATION


                                       By:
                                           ---------------------------------
ATTEST:                                    Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------


By:
   ------------------------
   Name:
        ----------------------
              Secretary